Exhibit 99.1

INBRX-101 Shows Favorable Safety Profile in Patients with Alpha-1 Antitrypsin Deficiency and Demonstrates the Potential to Achieve Normal Alpha-1 Antitrypsin Levels with Monthly Dosing

–Interim results from the Phase 1 study show a favorable safety and tolerability profile with no drug-related severe or serious adverse events at doses up to and including 120 mg/kg single dose and 80mg/kg multi-dose administered intravenously, or IV.

–Data from the single ascending dose cohorts at 10, 40, 80 and 120 mg/kg revealed the potential to achieve normal AAT levels with monthly dosing.

–Data from the first multiple ascending dose cohort at 40 mg/kg IV every three weeks showed the expected accumulation of functional AAT levels with observed trough levels exceeding those achieved by the current standard of care.

SAN DIEGO, October 12, 2021 /PRNewswire/ -- Inhibrx, Inc. (Nasdaq: INBX), a biotechnology company with four clinical programs in development and an emerging pre-clinical pipeline, today announced interim results from a Phase 1 clinical trial evaluating the safety and pharmacokinetics of INBRX-101, an optimized recombinant human AAT-Fc fusion protein, in patients with alpha-1 antitrypsin deficiency, or AATD.

Interim functional PK data from this multi-country multi-center Phase 1 study are from 21 patients with AATD, all with the ZZ mutation of the SERPINA1 gene, the underlying cause of AATD. Interim safety data are from 24 patients with AATD. There were no drug-related severe or serious adverse events at doses up to and including 120 mg/kg single dose and 80mg/kg multi-dose. Drug-related adverse events were predominantly mild with a few moderate events and all were transient and reversible. No signs of neutralizing anti-drug antibodies have been seen.

Dose related increases in maximal and total INBRX-101 exposure occurred across the entirety of the tested single ascending dose range of 10 to 120 mg/kg.

Exhibit 99.1
Key Functional AAT Levels by Dose

–The shaded region represents the normal range of functional AAT in healthy adults.
–The dashed line at 11µM indicates the functional AAT goal of the current augmentation therapy with plasma-derived AAT.
–Day 21 data from the 120 mg/kg cohort are from the first 2 enrolled patients with available data.
–Results shown are from preliminary, unaudited data.

Data from the first multiple ascending dose cohort of INBRX-101 at 40 mg/kg IV every three weeks showed the expected accumulation of functional alpha-1 antitrypsin, or AAT, levels with observed trough levels exceeding the goal of the current standard augmentation therapy with plasma-derived AAT.

Exhibit 99.1
Functional AAT levels over time in AATD patients administered
40 mg/kg INBRX-101 every three weeks

–Arrows indicate INBRX-101 IV dosing.
–The shaded region represents the normal range of functional AAT in healthy adults.
–The dashed line at 11µM indicates the functional AAT goal of the current augmentation therapy with plasma-derived AAT.
–No functional AAT sample was collected immediately following the second dose (Day 21).
–Results shown are from preliminary, unaudited data.

Functional AAT and bronchoalveolar lavage data from patients to be administered three INBRX-101 doses of 80 or 120 mg/kg IV every three weeks are expected in the first half of 2022.

“These initial data demonstrate the potential of INBRX-101 to significantly improve treatment for patients with AATD by maintaining them in the normal range of functional AAT and reducing infusions from 52 annually to possibly as few as 12 annually,” said Mark Lappe, CEO of Inhibrx.

The Company will host a live webcast presentation today at 5:30 a.m. PT to further discuss the results.

Exhibit 99.1
About the Conference Call

Investors may join via the web: https://www.webcaster4.com/Webcast/Page/2560/43178 or may listen to the call by dialing (1-877-870-4263) from locations in the United States or (1-412-317-0790) from outside the United States. Please refer to Inhibrx, Inc. when calling in. Following the webcast, the presentation may be accessed through a link on the “Investors” section of Inhibrx’s website at https://inhibrx.investorroom.com/events-and-presentations. The webcast will be available for 60 days following the event. Following the presentation, Inhibrx will update its corporate presentation within the “Investors” section of its website at www.inhibrx.com.

About INBRX-101 and AATD

INBRX-101 is a precisely engineered recombinant human AAT-Fc fusion protein designed to safely achieve and maintain levels of alpha-1 antitrypsin, or AAT, found in healthy individuals with the potential for once-monthly dosing.

Alpha-1 antitrypsin deficiency, or AATD, is an inherited orphan disease affecting an estimated 100,000 patients in the United States. AATD is characterized by deficient levels of the AAT protein, which causes loss of lung tissue and function and decreased life expectancy. Plasma-derived AAT is the current standard of care and does not maintain patients in the normal AAT range, requires frequent and inconvenient once-weekly IV dosing, and relies on plasma collection practices that might not be sustainable.

About Inhibrx, Inc.

Inhibrx is a clinical-stage biotechnology company focused on developing a broad pipeline of novel biologic therapeutic candidates in oncology and orphan diseases. Inhibrx utilizes diverse methods of protein engineering to address the specific requirements of complex target and disease biology, including its proprietary sdAb platform. Inhibrx has collaborations with bluebird bio, Bristol-Myers Squibb and Chiesi. For more information, please visit www.inhibrx.com.

Forward-Looking Statements

Inhibrx cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on Inhibrx's current beliefs and expectations. These forward-looking statements include, but are not limited to, statements regarding: Inhibrx's and its investigators’ judgments and beliefs regarding the observed safety and efficacy to date of its therapeutic candidate, INBRX-101, discussions with and beliefs regarding future action by the U.S. Food and Drug Administration, statements and beliefs regarding the current standard of care for AAT and the sustainability of current plasma collection practices, future clinical development, application and dosage of INBRX-101 and the presumption of positive results from Phase 1 clinical trials. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Inhibrx's business, including, without limitation, risks and uncertainties regarding: the initiation, timing, progress and results of its preclinical studies and clinical trials, and its research and development programs; its ability to advance therapeutic candidates into, and successfully complete, clinical trials; its interpretation of initial, interim or preliminary data from its clinical trials, including

Exhibit 99.1
interpretations regarding disease control and disease response; the timing or likelihood of regulatory filings and approvals; the successful commercialization of its therapeutic candidates, if approved; the pricing, coverage and reimbursement of its therapeutic candidates, if approved; its ability to utilize its technology platform to generate and advance additional therapeutic candidates; the implementation of its business model and strategic plans for its business and therapeutic candidates; its ability to successfully manufacture therapeutic candidates for clinical trials and commercial use, if approved; its ability to contract with third-party suppliers and manufacturers and their ability to perform adequately; the scope of protection it is able to establish and maintain for intellectual property rights covering its therapeutic candidates; its ability to enter into strategic partnerships and the potential benefits of these partnerships; its estimates regarding expenses, capital requirements and needs for additional financing and financial performance; its expectations regarding the impact of the COVID-19 pandemic on its business; and other risks described in Inhibrx's filings with the U.S. Securities and Exchange Commission (the "SEC"), including under the heading "Risk Factors" in Inhibrx's Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Inhibrx undertakes no obligation to update these statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains estimates and other statistical data made by independent parties and by Inhibrx. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

Investor and Media Contact:
Kelly Deck, CFO
kelly@inhibrx.com
858-795-4260